UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 14, 2010

Commission File Number: 333-144973

LAS VEGAS RAILWAY EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	56-2646797
(State or jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

6650 Via Austi Parkway, Suite 170
Las Vegas, NV  89119
(Address of principal executive offices, including zip code)

702-583-6715
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAS VEGAS RAILWAY EXPRESS, INC.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 14, 2010, in evaluating the Company’s accounting treatments for certain account transactions relating to the current years audit of our March 31, 2010 financial statements, the Company’s new Chief Financial Officer and new independent auditors have concluded that the valuation of its Loans Held for Investment for the prior year ended March 31, 2009 should have been accounted for under FASB ASC 310.30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality”.  Accordingly, the Company will be restating its March 31, 2009 financial statements with the release of the Company’s audit for fiscal year ended March 31, 2010 as reported on the Company’s Form 10-K anticipated to be filed on June 29, 2010. The Company will also be amending its quarterly reports on Form 10Q for the periods ended June 30, 2009, September 30, 2009 and December 31, 2009.  The Company has yet to determine the extent of the impact on its financial statements.  Loans held for investment are evaluated on a quarterly basis and have been adjusted to reflect the write down of the investment.  While changing the methodology of the accounting treatment, it has not been ascertained whether the cumulative effect to the financial statements will vary materially from the adjustments which would have been made using the original valuation, for its fiscal year ended March 31, 2010 audited financials.  Additionally, employee stock options for 2,000,000 shares of the Company’s common stock granted during fiscal year ended March 31, 2009 were not properly accounted for and recorded as an expense, however, the impact to the March 31, 2009 financial statements is not anticipated to be material.  Consequently, the financial statements for the year ended March 31, 2009 and the quarterly periods ended June 30, 2009, September 30, 2009 and December 31, 2009 should no longer be relied upon since it will be restated and amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: May 17, 2010	LAS VEGAS RAILWAY EXPRESS, INC.

By: /s/ Michael A. Barron
Michael A. Barron
Chief Executive Officer